THE EMPIRE SPORTS AND ENTERTAINMENT, CO.

INDEX

Financial Statements:

Balance Sheet at June 30, 2010 (Unaudited)	F-2

Statement of Operations –
For the period from February 10, 2010 (Inception) to June 30, 2010 (Unaudited)	F-3

Statement of Changes in Stockholders’ Equity (Deficit) –
For the period from February 10, 2010 (Inception) to June 30, 2010 (Unaudited)	F-4

Statement of Cash Flows –
For the period from February 10, 2010 (Inception) to June 30, 2010 (Unaudited)	F-5

Notes to Financial Statements (Unaudited)	F-6 to F-15

THE EMPIRE SPORTS AND ENTERTAINMENT, CO.
BALANCE SHEET

June 30,
2010
(Unaudited)
ASSETS
CURRENT ASSETS:
Cash	$1,429,409
Accounts and note receivable	62,684
Advances and other receivables	268,817

Total Current Assets	1,760,910

OTHER ASSETS:
Property and equipment, net	30,620
Advances - net of current portion	70,564
Deposits	40,269

Total Other Assets	141,453

Total Assets	$1,902,363

LIABILITIES AND STOCKHOLDERS' DEFICIT

CURRENT LIABILITIES:
Accounts payable and accrued expenses	$58,882
Note payable - related party	298,935
Due to related party	89,997

Total Liabilities	447,814

Commitments and Contingencies	-

STOCKHOLDERS' EQUITY (DEFICIT):
Preferred stock ($.0001 Par Value; 50,000,000 Shares Authorized; None Issued and Outstanding)	-
Common stock ($.0001 Par Value; 500,000,000 Shares Authorized; 15,810,333 shares issued and outstanding)	1,581
Additional paid-in capital	2,300,025
Accumulated deficit	(847,057)

Total Stockholders' Equity (Deficit)	1,454,549

Total Liabilities and Stockholders' Equity (Deficit)	$1,902,363

See accompanying notes to unaudited financial statements.

THE EMPIRE SPORTS AND ENTERTAINMENT, CO.
STATEMENTS OF OPERATIONS
FOR THE PERIOD FROM FEBRUARY 10, 2010 (INCEPTION) TO JUNE 30, 2010
(Unaudited)

Net revenues	$214,584

Operating expenses:
Cost of revenues	135,332
Sales and marketing expenses	109,685
Live events expenses	202,366
Compensation and related taxes	120,833
Consulting fees	265,591
General and administrative expenses	174,783

Total operating expenses	1,008,590

Net loss	$(794,006)

NET LOSS PER COMMON SHARE:
Basic and Diluted	$(0.06)

WEIGHTED AVERAGE COMMON SHARES OUTSTANDING - Basic and Diluted	12,379,437

See accompanying notes to unaudited financial statements.

THE EMPIRE SPORTS AND ENTERTAINMENT, CO.
STATEMENT OF CHANGES IN STOCKHOLDERS' EQUITY (DEFICIT)
FOR THE PERIOD FROM FEBRUARY 10, 2010 (INCEPTION) TO JUNE 30, 2010
(Unaudited)

	Common Stock				Total
	$0.0001 Par Value		Additional	Accumulated	Stockholders'
	Shares	Amount	Paid-in Capital	Deficit	Equity (Deficit)

Balance, February 10, 2010 (Inception)	-	$-	$-	$-	$-

Contribution of capital and accumulated deficit	-	-	22,500	(53,051)	(30,551)

Common stock issued to founders	12,090,000	1,209	-	-	1,209

Issuance of common stock for cash	2,720,333	272	1,540,958	-	1,541,230

Issuance of common stock for payment of loans payable	600,000	60	359,940	-	360,000

Issuance of common stock for services	400,000	40	239,960	-	240,000

Contributed officer services	-	-	90,000	-	90,000

Stock-based compensation in connection with options granted	-	-	46,667	-	46,667

Net loss	-	-	-	(794,006)	(794,006)

Balance, June 30, 2010	15,810,333	$1,581	$2,300,025	$(847,057)	$1,454,549

See accompanying notes to financial statements

THE EMPIRE SPORTS AND ENTERTAINMENT, CO.
STATEMENT OF CASH FLOWS
FOR THE PERIOD FROM FEBRUARY 10, 2010 (INCEPTION) TO JUNE 30, 2010
(Unaudited)

CASH FLOWS FROM OPERATING ACTIVITIES:
Net loss	$(794,006)
Adjustments to reconcile net loss to net cash used in operating activities:
Depreciation	2,088
Amortization of promotional advances	14,364
Contributed officer services	90,000
Common stock issued for services	240,000
Stock-based compensation in connection with options granted	46,667
Changes in operating assets and liabilities:
Accounts receivable	(37,684)
Advances and other receivables	(337,250)
Other assets	(40,269)
Accounts payable and accrued expenses	58,882

NET CASH USED IN OPERATING ACTIVITIES	(757,208)

CASH FLOWS FROM INVESTING ACTIVITIES:
Investment in note receivable	(25,000)
Purchase of property and equipment	(32,708)

NET CASH USED IN INVESTING ACTIVITIES	(57,708)

CASH FLOWS FROM FINANCING ACTIVITIES:
Proceeds from issuance of common stock to founders	100
Proceeds from sale of common stock, net of issuance cost	1,541,230
Proceeds from loan payable	160,000
Proceeds from note payable - related party	468,500
Payments on related party advances	(88,869)
Proceeds from related party advances	163,364

NET CASH PROVIDED BY FINANCING ACTIVITIES	2,244,325

NET INCREASE IN CASH	1,429,409

CASH - beginning of period	-

CASH - end of period	$1,429,409

SUPPLEMENTAL DISCLOSURE OF CASH FLOW INFORMATION:
Cash paid for:
Interest	$-
Income taxes	$-

SUPPLEMENTAL DISCLOSURE OF NON-CASH INVESTING AND FINANCING ACTIVITIES:

Issuance of common stock for payment of loans payable	$360,000

Carrying value of assumed assets, liabilities and certain promotion rights agreement from Golden Empire	$(30,551)

See accompanying notes to unaudited financial statements.

THE EMPIRE SPORTS AND ENTERTAINMENT, CO.
NOTES TO UNAUDITED FINANCIAL STATEMENTS
JUNE 30, 2010

NOTE 1 – ORGANIZATION AND SUMMARY OF SIGNIFICANT ACCOUNTING POLICIES

Organization

The Empire Sports and Entertainment, Co. (the “Company”) was incorporated in Nevada on February 10, 2010 to succeed to the business of the predecessor company, Golden Empire, LLC (“Golden Empire”), which was formed and commenced operations on November 30, 2009. The Company is principally engaged in the production and promotion of music and sporting events. The Company assumed all assets, liabilities and certain promotion rights agreements entered into by Golden Empire at carrying value of ($30,551) which approximated fair value on February 10, 2010. Golden Empire ceased operations on that date. The results of operations for the period from January 1, 2010 to February 9, 2010 of Golden Empire were not material.

Basis of presentation

The financial statements are prepared in accordance with generally accepted accounting principles in the United States of America ("US GAAP"). In the opinion of management, all adjustments (consisting of normal recurring items) necessary to present fairly the Company's financial position as of June 30, 2010, and the results of operations and cash flows for the period from February 10, 2010 (inception) to June 30, 2010 have been included. The results of operations for the period from February 10, 2010 (inception) to June 30, 2010 are not necessarily indicative of the results to be expected for the full year. The accounting policies and procedures employed in the preparation of these financial statements have been derived from the audited financial statements of the predecessor company for the period ended December 31, 2009, which are also included elsewhere in this Form 8-K.

Use of estimates

In preparing the financial statements, management is required to make estimates and assumptions that affect the reported amounts of assets and liabilities as of the date of the balance sheet, and revenues and expenses for the period then ended.  Actual results may differ significantly from those estimates. Significant estimates made by management include, but are not limited to, the useful life of property and equipment, the fair values of certain promotional contracts and the assumptions used to calculate fair value of options issued for services.

Cash and cash equivalents

The Company considers all highly liquid investments purchased with a maturity of three months or less when acquired to be cash equivalents. The Company places its cash with a high credit quality financial institution. The Company’s account at this institution is insured by the Federal Deposit Insurance Corporation ("FDIC") up to $250,000. For the period from February 10, 2010 (inception) to June 30, 2010, the Company has reached bank balances exceeding the FDIC insurance limit. To reduce its risk associated with the failure of such financial institution, the Company evaluates at least annually the rating of the financial institution in which it holds deposits.

Fair value of financial instruments

 The Company adopted Financial Accounting Standards Board (“FASB”) Accounting Standards Codification (“ASC”) 820, “Fair Value Measurements and Disclosures”, for assets and liabilities measured at fair value on a recurring basis. ASC 820 establishes a common definition for fair value to be applied to existing US GAAP that require the use of fair value measurements which establishes a framework for measuring fair value and expands disclosure about such fair value measurements.

THE EMPIRE SPORTS AND ENTERTAINMENT, CO.
NOTES TO UNAUDITED FINANCIAL STATEMENTS
JUNE 30, 2010

NOTE 1 – ORGANIZATION AND SUMMARY OF SIGNIFICANT ACCOUNTING POLICIES (continued)

ASC 820 defines fair value as the price that would be received to sell an asset or paid to transfer a liability in an orderly transaction between market participants at the measurement date. Additionally, ASC 820 requires the use of valuation techniques that maximize the use of observable inputs and minimize the use of unobservable inputs. These inputs are prioritized below:

Level 1:	Observable inputs such as quoted market prices in active markets for identical assets or liabilities
Level 2:	Observable market-based inputs or unobservable inputs that are corroborated by market data
Level 3:	Unobservable inputs for which there is little or no market data, which require the use of the reporting entity’s own assumptions.

Fair value measurements are applied with respect to our nonfinancial assets and liabilities measured on a nonrecurring basis, which consists of assets, liabilities and certain promotion rights agreement assumed by the Company from Golden Empire. The valuation of the assumed assets, liabilities and certain promotion rights agreements are classified as a Level 3 measurement, because it was based on significant unobservable inputs and involved management judgment and assumptions. Significant unobservable inputs include future cash flows to be generated from these promotion rights agreements and the terms of the related party liabilities such as the rate and repayment terms. In determining the fair value of the assumed assets, liabilities and certain promotion rights agreements, the company determined that the carrying amount for such assets and liabilities (including promotion rights agreements) approximates fair value.

The following table presents the assets and liabilities that are measured and recognized at fair value on a nonrecurring basis classified under the appropriate level of the fair value hierarchy as of June 30, 2010:

	Level 1	Level 2	Level 3	Total
Assets:
Advances receivable (including promotion rights agreements)	$—	$—	$15,386	$15,386

	Level 1	Level 2	Level 3	Total
Liabilities:
Note payable	$—	$—	$30,435	$30,435
Due to related party	$—	$—	$15,502	$15,502

Cash and cash equivalents include money market securities that are considered to be highly liquid and easily tradable as of June 30, 2010. These securities are valued using inputs observable in active markets for identical securities and are therefore classified as Level 1 within our fair value hierarchy.

The carrying amounts reported in the balance sheet for cash, accounts receivable, accounts payable and accrued expenses, due to related party approximate their estimated fair market value based on the short-term maturity of their instruments. The carrying amount of the note payable - related party at June 30, 2010, approximates its respective fair value based on the Company’s incremental borrowing rate. The Company did not identify any other assets or liabilities that are required to be presented on the balance sheets at fair value in accordance with the accounting guidance.

ASC 825-10 “Financial Instruments”, allows entities to voluntarily choose to measure certain financial assets and liabilities at fair value (fair value option). The fair value option may be elected on an instrument-by-instrument basis and is irrevocable, unless a new election date occurs. If the fair value option is elected for an instrument, unrealized gains and losses for that instrument should be reported in earnings at each subsequent reporting date. The Company did not elect to apply the fair value option to any outstanding instruments.

Accounts receivable

The Company has a policy of reserving for accounts receivable based on its best estimate of the amount of probable credit losses in its existing accounts receivable.  The Company periodically reviews its accounts receivable to determine whether an allowance is necessary based on an analysis of past due accounts and other factors that may indicate that the realization of an account may be in doubt.  Account balances deemed to be uncollectible are charged to bad debt expense after all means of collection have been exhausted and the potential for recovery is considered remote.  The Company did not consider it necessary to record any allowance for doubtful accounts for the period from February 10, 2010 (inception) to June 30, 2010.

THE EMPIRE SPORTS AND ENTERTAINMENT, CO.
NOTES TO UNAUDITED FINANCIAL STATEMENTS
JUNE 30, 2010

NOTE 1 – ORGANIZATION AND SUMMARY OF SIGNIFICANT ACCOUNTING POLICIES (continued)

Property and equipment

Property and equipment are carried at cost. The cost of repairs and maintenance is expensed as incurred; major replacements and improvements are capitalized.  When assets are retired or disposed of, the cost and accumulated depreciation are removed from the accounts, and any resulting gains or losses are included in income in the year of disposition.  The Company examines the possibility of decreases in the value of fixed assets when events or changes in circumstances reflect the fact that their recorded value may not be recoverable. Depreciation is calculated on a straight-line basis over the estimated useful life of the assets, generally one to five years.

Impairment of long-lived assets

Long-lived assets of the Company are reviewed for impairment whenever events or circumstances indicate that the carrying amount of assets may not be recoverable. The Company recognizes an impairment loss when the sum of expected undiscounted future cash flows is less than the carrying amount of the asset. The amount of impairment is measured as the difference between the asset’s estimated fair value and its book value. The Company did not consider it necessary to record any impairment charges for the period from February 10, 2010 (inception) to June 30, 2010.

Income taxes

Income taxes are accounted for under the asset and liability method as prescribed by ASC Topic 740: “Income Taxes” (“ASC 740”). Deferred tax assets and liabilities are recognized for the future tax consequences attributable to differences between the financial statement carrying amounts of existing assets and liabilities, and their respective tax bases and operating loss and tax credit carryforwards. Deferred tax assets and liabilities are measured using enacted tax rates expected to apply to taxable income in the years in which those temporary differences are expected to be recovered or settled. Deferred tax assets are reduced by a valuation allowance, when in the Company's opinion it is likely that some portion or the entire deferred tax asset will not be realized.

Pursuant to ASC Topic 740-10 related to the accounting for uncertainty in income taxes, the evaluation of a tax position is a two-step process. The first step is to determine whether it is more likely than not that a tax position will be sustained upon examination, including the resolution of any related appeals or litigation based on the technical merits of that position. The second step is to measure a tax position that meets the more-likely-than-not threshold to determine the amount of benefit to be recognized in the financial statements. A tax position is measured at the largest amount of benefit that is greater than 50% likelihood of being realized upon ultimate settlement. Tax positions that previously failed to meet the more-likely-than-not recognition threshold should be recognized in the first subsequent period in which the threshold is met. Previously recognized tax positions that no longer meet the more-likely-than-not criteria should be de-recognized in the first subsequent financial reporting period in which the threshold is no longer met. The accounting standard also provides guidance on de-recognition, classification, interest and penalties, accounting in interim periods, disclosures and transition.  The Company's U.S. Federal and state income tax returns for the tax year 2009 is open and management continually evaluates expiring statutes of limitations, audits, proposed settlements, changes in tax law and new authoritative rulings. The adoption had no effect on the Company’s financial statements.

The Company accounts for potential interest and penalties on tax matters as a component of the income tax provision.

THE EMPIRE SPORTS AND ENTERTAINMENT, CO.
NOTES TO UNAUDITED FINANCIAL STATEMENTS
JUNE 30, 2010

NOTE 1 – ORGANIZATION AND SUMMARY OF SIGNIFICANT ACCOUNTING POLICIES (continued)

Revenue recognition

The Company records revenue when persuasive evidence of an arrangement exists, services have been rendered or product delivery has occurred, the sales price to the customer is fixed or determinable, and collectability is reasonably assured.

The Company earns revenue primarily from live event ticket sales, sponsorship, advertising, concession fees, television rights fee and pay per view fees for events broadcast on television or cable.

The following policies reflect specific criteria for the various revenues streams of the Company:

•
Revenue from ticket sales are recognized when the event occurs. Advance ticket sales and event-related revenues for future events are deferred until earned, which is generally once the events are conducted. The recognition of event-related expenses is matched with the recognition of event-related revenues.

•	Revenue from sponsorship, advertising and television/cable distribution agreements is recognized in accordance with the contract terms, which are generally at the time events occur.

•	Revenues from the sale of products are recognized at the point of sale at the live event concession stands.

Cost of revenue and prepaid expenses

Costs related to live events are recognized when the event occurs. Event costs paid prior to an event are capitalized to prepaid expenses and then charged to expense at the time of the event. Cost of other revenue streams are recognized at the time the related revenues are realized.

Advances and other receivable

Advances receivable represent cash paid in advance to athletes for their training. The Company has the right to offset the advances against the amount payable to such athletes for their future sporting events. The amounts advanced under such arrangements are short-term in nature which totaled $138,596 as of June 30, 2010. Promotional advances represents signing bonuses paid to athletes upon signing the promotional agreements with the Company. Promotional advances are amortized over the terms of the promotional agreements, generally from three to four years. As of June 30, 2010, promotional advances - current and long-term portion amounted to $36,072 and $70,564, respectively, and is included in the accompanying balance sheet under advances and other receivables. For the period from February 10, 2010 (inception) to June 30, 2010, amortization of these promotional advances amounted to $14,364 which has been included in live events expenses on the accompanying statement of operations. Also included in this caption was a receivable for a participation guarantee of $93,000 at June 30, 2010.

Concentrations of credit risk and major customers

Financial instruments which potentially subject the Company to concentrations of credit risk consist principally of cash and cash equivalents and accounts receivable. Management believes the financial risks associated with these financial instruments are not material. The Company places its cash with high credit quality financial institutions. The Company maintains its cash in bank deposit accounts that, at times, may exceed federally insured limits.

For the period from February 10, 2010 (inception) to June 30, 2010, one company accounted for 48% of net revenues.

THE EMPIRE SPORTS AND ENTERTAINMENT, CO.
NOTES TO UNAUDITED FINANCIAL STATEMENTS
JUNE 30, 2010

NOTE 1 – ORGANIZATION AND SUMMARY OF SIGNIFICANT ACCOUNTING POLICIES (continued)

Advertising

Advertising is expensed as incurred and is included in sales and marketing expenses on the accompanying statement of operations.  Such expenses for the period from February 10, 2010 (inception) to June 30, 2010 totaled $20,745.

Stock-based compensation

Stock based compensation is accounted for based on the requirements of the Share-Based Payment Topic of ASC 718 which requires recognition in the financial statements of the cost of employee and director services received in exchange for an award of equity instruments over the period the employee or director is required to perform the services in exchange for the award (presumptively, the vesting period). The FASB ASC also requires measurement of the cost of employee and director services received in exchange for an award based on the grant-date fair value of the award.

Pursuant to ASC Topic 505-50, for share-based payments to consultants and other third-parties, compensation expense is determined at the “measurement date.” The expense is recognized over the vesting period of the award. Until the measurement date is reached, the total amount of compensation expense remains uncertain. The Company initially records compensation expense based on the fair value of the award at the reporting date. The awards to consultants and other third-parties are then revalued, or the total compensation is recalculated based on the then current fair value, at each subsequent reporting date.

Net loss per common share

Net loss per common share is calculated in accordance with ASC Topic 260: Earnings Per Share (“ASC 260”). Basic loss per share is computed by dividing net loss by the weighted average number of shares of common stock outstanding during the period. The computation of diluted net loss per share does not include dilutive common stock equivalents in the weighted average shares outstanding as they would be anti-dilutive. As of June 30, 2010, there were 2,800,000 stock options which could potentially dilute future earnings per share.

Related parties

Parties are considered to be related to the Company if the parties, directly or indirectly, through one or more intermediaries, control, are controlled by, or are under common control with the Company. Related parties also include principal owners of the Company, its management, members of the immediate families of principal owners of the Company and its management and other parties with which the Company may deal if one party controls or can significantly influence the management or operating policies of the other to an extent that one of the transacting parties might be prevented from fully pursuing its own separate interests. The Company discloses all related party transactions. All transactions shall be recorded at fair value of the goods or services exchanged. Property purchased from a related party is recorded at the cost to the related party and any payment to or on behalf of the related party in excess of the cost is reflected as a distribution to related party.

Recent accounting pronouncements

In June 2009, the FASB issued ASC Topic 810-10, “Amendments to FASB Interpretation No. 46(R)”. This updated guidance requires a qualitative approach to identifying a controlling financial interest in a variable interest entity (“VIE”), and requires ongoing assessment of whether an entity is a VIE and whether an interest in a VIE makes the holder the primary beneficiary of the VIE. ASC Topic 810-10 is effective for annual reporting periods beginning after November 15, 2009. The adoption of ASC Topic 810-10 did not have a material impact on the results of operations and financial condition.

THE EMPIRE SPORTS AND ENTERTAINMENT, CO.
NOTES TO UNAUDITED FINANCIAL STATEMENTS
JUNE 30, 2010

NOTE 1 – ORGANIZATION AND SUMMARY OF SIGNIFICANT ACCOUNTING POLICIES (concluded)

In October 2009, the FASB issued Accounting Standards Updates (“ASU”) No. 2009-13, “Multiple-Deliverable Revenue Arrangements.” The ASU establishes the accounting and reporting guidance for arrangements including multiple revenue-generating activities and provides amendments to the criteria for separating deliverables, measuring and allocating arrangement consideration to one or more units of accounting. The amendments in this ASU also establish a selling price hierarchy for determining the selling price of a deliverable. Significantly enhanced disclosures are also required to provide information about a vendor’s multiple-deliverable revenue arrangements, including information about the nature and terms, significant deliverables, and its performance within arrangements. The amendments also require providing information about the significant judgments made and changes to those judgments and about how the application of the relative selling-price method affects the timing or amount of revenue recognition. The amendments in this ASU are effective prospectively for revenue arrangements entered into or materially modified in the fiscal years beginning on or after June 15, 2010. The adoption of this standard did not have a material impact on the Company’s financial statements.

In January 2010, the FASB issued ASU No. 2010-06, “Improving Disclosures about Fair Value Measurements” an amendment to ASC Topic 820, “Fair Value Measurements and Disclosures.”  This amendment requires an entity to: (i) disclose separately the amounts of significant transfers in and out of Level 1 and Level 2 fair value measurements and describe the reasons for the transfers and (ii) present separate information for Level 3 activity pertaining to gross purchases, sales, issuances and settlements.  ASU No. 2010-06 is effective for the Company’s interim and annual reporting beginning after December 15, 2009, with one new disclosure effective after December 15, 2010. The adoption of ASU No. 2010-06 did not have a material impact on the Company’s results of operations and financial condition.

 In February 2010, the FASB issued an amendment to the accounting standards related to the accounting for, and disclosure of, subsequent events in an entity’s financial statements. This standard amends the authoritative guidance for subsequent events that was previously issued and among other things exempts Securities and Exchange Commission registrants from the requirement to disclose the date through which it has evaluated subsequent events for either original or restated financial statements. This standard does not apply to subsequent events or transactions that are within the scope of other applicable US GAAP that provides different guidance on the accounting treatment for subsequent events or transactions. The adoption of this standard did not have a material impact on the Company’s financial statements.

In July 2010, the FASB issued ASU No. 2010-20, Receivables (Topic 310) “Disclosures about the Credit Quality of Financing Receivables and the Allowance for Credit Losses”.  ASU 2010-20 requires additional disclosures about the credit quality of a company’s loans and the allowance for loan losses held against those loans.  Companies will need to disaggregate new and existing disclosures based on how it develops its allowance for loan losses and how it manages credit exposures.  Additional disclosure is also required about the credit quality indicators of loans by class at the end of the reporting period, the aging of past due loans, information about troubled debt restructurings, and significant purchases and sales of loans during the reporting period by class.  The new guidance is effective for interim- and annual periods beginning after December 15, 2010.  The Company anticipates that adoption of these additional disclosures will not have a material effect on its financial position or results of operations.

Other accounting standards that have been issued or proposed by the FASB that do not require adoption until a future date are not expected to have a material impact on the financial statements upon adoption.

NOTE 2 – ACCOUNTS AND NOTE RECEIVABLE

On June 28, 2010, the Company issued a demand promissory note of $25,000 to an unrelated party. The note is due on demand and bears interest at 6% per annum. The Borrower shall have the option of paying the principal sum to the Company in advance in full or in part at any time and from time to time without premium or penalty. At June 30, 2010, there were accounts receivable in the amount of approximately $37,000 from two customers.

THE EMPIRE SPORTS AND ENTERTAINMENT, CO.
NOTES TO UNAUDITED FINANCIAL STATEMENTS
JUNE 30, 2010

NOTE 3 – RELATED PARTY TRANSACTIONS

Note payable - related party

Between December 2009 and June 2010, one of the Company’s Directors provided loans of $498,935 to the Company. For the period from December 2009 to June 30, 2010, these loans were noninterest bearing and were due on demand. On June 30, 2010, the Company issued 333,333 shares of its common stock valued at $0.60 in payment of $200,000 of such loans and issued an unsecured demand promissory note in the amount of $298,935 for the balance of the obligation. This promissory note shall accrue interest at the annual rate of five percent (5%) and shall be payable on the earlier of (i) on demand by the lender upon thirty (30) days prior written notice to the Company or (ii) the two-year anniversary of the date of this promissory note (the “Maturity Date”). See Note 6.

Due to related party

The President of the Company, from time to time, provided advances to the Company for operating expenses. At June 30, 2010, the Company had a payable to the President of the Company amounting to $89,997. These advances are short-term in nature and noninterest bearing.

Office rent

The Company is sharing its office space pursuant to an informal sublease on a month to month basis with an affiliated company for which our President is a director. For the period from February 10, 2010 (inception) to June 30, 2010, the Company was reimbursed a portion of the leasehold improvements cost of $2,700, a portion of the security deposit of $10,000, and rent of $7,684 from such affiliated company.

NOTE 4– STOCKHOLDERS’ EQUITY (DEFICIT)

Common Stock

On February 10, 2010, the Company issued an aggregate of 12,090,000 restricted shares of common stock to the founders of the Company pursuant to common stock subscription agreements. The Company received gross proceeds of $100 and a subscription receivable of $1,109 from such issuance of shares of the Company's common stock. The Company valued these common shares at par value.

Between January 2010 and June 2010, one of the Company’s directors loaned $468,500 to the Company. On June 30, 2010, the Company issued 333,333 shares in connection with the conversion of $200,000 of this loan payable. The fair value of such shares issued amounted to $200,000 or $0.60 per share based on recent sales of the Company’s common stock in a private placement.

Between February 2010 and June 2010, two unrelated parties loaned an aggregate amount of $160,000 to the Company. On June 30, 2010, the Company issued 266,667 shares in connection with the conversion of these loans payable for a total amount of $160,000. The fair value of such shares issued amounted to $160,000 or $0.60 per share based on recent sales of the Company’s common stock in a private placement.

THE EMPIRE SPORTS AND ENTERTAINMENT, CO.
NOTES TO UNAUDITED FINANCIAL STATEMENTS
JUNE 30, 2010

NOTE 4– STOCKHOLDERS’ EQUITY (DEFICIT) (continued)

In June 2010, the Company issued 2,720,333 shares of common stock at $0.60 per share pursuant to a private placement which generated net proceeds of approximately $1,541,000. In connection with these private placements, the Company paid private placement commissions of approximately $37,500 in cash, legal fees of $50,000 and related private placements fees of $3,470.

In June 2010, the Company issued an aggregate of 400,000 shares of the Company’s common stock to four persons for consulting services rendered. The Company valued these common shares at the fair market value on the date of grant at $0.60 per share or $240,000 based on the recent sales of the Company’s common stock in a private placement which has been recognize as consulting expense for the period from February 10, 2010 (inception) to June 30, 2010.

For the period from February 10, 2010 (inception) to June 30, 2010, compensation in the amount of $90,000 was recorded to additional paid-in capital for contributed services provided by an officer of the Company, which represented $15,000 per month of compensation.

Common Stock Options

On June 1, 2010, the Company’s board of directors and stockholders adopted the 2010 Stock Incentive Plan (the “2010 Plan”).  Under the 2010 Plan, options may be granted which are intended to qualify as Incentive Stock Options under Section 422 of the Internal Revenue Code of 1986 (the "Code") or which are not intended to qualify as Incentive Stock Options. In addition, direct grants of stock or restricted stock may be awarded.  The 2010 Plan has reserved 2,800,000 shares of common stock for issuance.

On June 1, 2010, the Company granted an aggregate of 1,850,000 10-year options to purchase shares of common stock at $0.60 per share which vests at the end of three years to three officers of the Company. The 1,850,000 options were valued on the grant date at $0.60 per option or a total of $1,110,000 using a Black-Scholes option pricing model with the following assumptions: stock price of $0.60 per share (based on recent sales of the Company’s common stock in a private placement), volatility of 209% (estimated using volatilities of similar companies), expected term of six years and six months, and a risk free interest rate of 3.29%. For the period from February 10, 2010 (inception) to June 30, 2010, the Company recorded stock-based compensation expense of $30,833. At June 30, 2010, there was $1,079,167 of total unrecognized compensation expense related to non-vested option-based compensation arrangements under the 2010 Plan.

On June 1, 2010, the Company granted an aggregate of 950,000 10-year options to purchase shares of common stock at $0.60 per share which vests at the end of three years to four consultants of the Company. The 950,000 options were valued on the grant date at $0.60 per option or a total of $570,000 using a Black-Scholes option pricing model with the following assumptions: stock price of $0.60 per share (based on recent sales of the Company’s common stock in a private placement), volatility of 209% (estimated using volatilities of similar companies), expected term of ten years, and a risk free interest rate of 3.29%. For the period from February 10, 2010 (inception) to June 30, 2010, the Company recorded stock-based consulting expense of $15,834. At June 30, 2010, there was $554,166 of total unrecognized compensation expense related to non-vested option-based compensation arrangements under the 2010 Plan.

THE EMPIRE SPORTS AND ENTERTAINMENT, CO.
NOTES TO UNAUDITED FINANCIAL STATEMENTS
JUNE 30, 2010

NOTE 5 – COMMITMENTS

In March 2010, the Company signed a five year lease agreement for office space which will expire in March 2015. The lease requires the Company to pay a monthly base rent of $5,129 plus a pro rata share of operating expenses. The base rent is subject to annual increases beginning on April 1, 2011 as defined in the lease agreement.

In May 2010, the Company entered into a 3 year employment agreement with one of its founders and Chief Executive Officer (“CEO”) commencing on July 1, 2010. The CEO receives a base salary of $500,000 per year, plus reimbursement of expenses and shall participate in an incentive compensation plan to be established for an annual bonus (“Bonus”). In addition, under the terms of the Employment Agreement the Company shall secure and post an irrevocable Letter of Credit by May 31, 2010 in the amount of $1,500,000. This Letter of Credit may be reduced after six months, and after each six month period thereafter, in increments of $250,000. At any time base compensation or additional compensation under this Agreement is not timely paid, or if the Company otherwise is in material breach of the Agreement, the CEO shall be entitled to draw the full remaining amount of the Letter of Credit. In June 2010, the Letter of Credit has been posted by one of the Company’s directors and is expected to be replaced with a Letter of Credit from the Company following the closing of the private placement, including collateral in the amount of $1,500,000 as a temporary accommodation to the Company and the CEO. In August 2010, the Company replaced the Letter of Credit posted by its Director.

NOTE 6 – SUBSEQUENT EVENTS

Between July 8, 2010 and August 13, 2010, the Company issued 3,791,667 shares of common stock at $0.60 per share pursuant to a private placement which generated net proceeds of approximately $2,149,000. In connection with these private placements, the Company paid private placement commissions of approximately $125,850 in cash.

In connection with the employment agreement with the Company’s CEO, the Company’s banking institution issued a 1-year irrevocable standby Letter of Credit for the benefit of the CEO.  In August 2010, the Company opened an account with its banking institution in the amount of $1,000,000 and pledged to the Letter of Credit.  This Letter of Credit may be reduced after six months, and after each six month period thereafter, in increments of $250,000. At any time base compensation or additional compensation under the employment agreement is not timely paid, or if the Company otherwise is in material breach of this agreement, the CEO shall be entitled to draw the full remaining amount of the Letter of Credit. The Company and the CEO have mutually agreed to decrease the amount of the Letter of Credit to $1,000,000.

In August 2010, the Company entered into a three year employment agreement with one of its founders, President and Chief Operating Officer (“COO”) commencing in August 2010. The COO receives a base salary of $180,000 per year, plus reimbursement of expenses and shall be entitled to a bonus compensation which is determined by the Company’s board of directors.

In September 2010, the Company issued a demand convertible promissory note (the “convertible promissory note”) for the balance of the promissory note issued by the Company dated June 30, 2010 with a principal amount of $298,935 and such prior note is deemed canceled and null and void. This convertible promissory note shall accrue interest at the annual rate of five percent (5%) and shall be payable on the earlier of (i) on demand by the lender upon thirty (30) days prior written notice to the Company or (ii) the two-year anniversary of the date of this promissory note (the “Maturity Date”). This convertible promissory note including interest shall be convertible into shares of the Company’s common stock at a fixed conversion price per share equal to $0.60 at the option of the lender. The Company evaluated whether the convertible note was considered to have an embedded beneficial conversion feature and has concluded that there is no beneficial conversion feature since the fixed conversion price of $0.60 is equal to the fair value of the Company’s common stock based on recent sales of the Company’s common stock in a private placement.